EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Registration Statement No. 333-136147 on Form S-3, Registration Statement No. 333-136148 in Form S-3 and Registration Statement No. 333-136145 on Form S-8 of our report dated February 29, 2008, with respect to the financial statements of Place Portfolio Lessee, LLC as of and for the year ended December 31, 2007 appearing in this Annual Report on Form 10-K of Education Realty Trust, Inc. for the year ended December 31, 2007.
/s/ Reznick Group, P.C.
Atlanta, Georgia
February 29, 2008